Exhibit 99.1

FOR IMMEDIATE RELEASE

May 3, 2022

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Reports First Quarter 2022 Results and Increases 2022 Guidance

DALLAS, May 3, 2022 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) reported financial results for the first quarter of 2022 and raised full-year 2022 guidance.

Highlights

•	Reported net income of $66.0 million, net cash provided by operating activities of $307.7 million, and adjusted EBITDA, net to EnLink, of $304.3 million for the first quarter of 2022, driven by robust producer activity and strong commodity prices.
•	Grew adjusted EBITDA 22% compared to the first quarter of 2021 and achieved the highest quarterly adjusted EBITDA result in EnLink's history.
•	Delivered $104.9 million of free cash flow after distributions (FCFAD) for the first quarter of 2022, driven by strong operational results and timing of capital expenditures. On a trailing 12-month basis as of March 31, 2022, EnLink has generated nearly $325 million of FCFAD.
•	Repurchased $23 million of common units during the first quarter of 2022[1].
•	Exited the first quarter of 2022 with leverage at 3.8x.
•	Subsequent to the quarter, received a Corporate Family Rating upgrade from Moody's Investor Service to Ba1. EnLink is now rated one notch below investment grade by Moody's, S&P Global Ratings, and Fitch Ratings Inc.
•	Taking into account the record first quarter results, the improving volume outlook, and the supportive commodity price environment, EnLink is raising its full-year 2022 guidance. EnLink now expects to report full-year 2022 net income of $315 million to $375 million and adjusted EBITDA of $1.19 billion to $1.25 billion. The midpoint of the adjusted EBITDA guidance range represents an increase of 6% over the initial 2022 guidance midpoint and implies 16% growth over full-year 2021.
•	Based on current producer activity and plans, EnLink expects a significant increase in volumes in 2023. As a result, EnLink expects to spend $325 million to $365 million on capital projects in 2022. These projects leverage existing infrastructure and have high expected returns and quick paybacks.
•	Even with increased investment levels, EnLink is raising full-year 2022 FCFAD guidance to $320 million to $370 million. This result would represent the third consecutive year of FCFAD of over $300 million.
•	As a result of the improved financial outlook, EnLink plans to continue to increase the return of capital to common unitholders from FCFAD in 2022.
•	Subsequent to the quarter, EnLink announced that it had signed its first customer with the execution of a letter of intent to enter into a Transportation Services Agreement (TSA) with Oxy Low Carbon Ventures, LLC (OLCV, a subsidiary of Occidental (NYSE: OXY)). Under the TSA, EnLink would provide carbon dioxide (CO2) transportation services for OLCV along the Mississippi River corridor from Waggaman to Baton Rouge, Louisiana.

1Includes $6 million of common units repurchased from GIP pursuant to the previously disclosed Unit Repurchase Agreement dated February 15, 2022 and which settled on May 2, 2022. These represent GIP's pro-rata share of aggregate units repurchased from February 15 through March 31, 2022.

"EnLink achieved excellent financial results in the first quarter of 2022, driven by solid execution, increased producer activity, and strong commodity prices," said Barry E. Davis, EnLink Chairman and Chief Executive Officer. "The outlook for activity across our footprint continues to improve, and, as a result, we are increasing guidance for 2022 to a level that implies 16% growth over 2021, at the midpoint of the range. Looking beyond this year, we expect to see continued robust growth in the Permian and a return to significant volume growth in Oklahoma. The performance of our business and our team's relentless focus on execution have strengthened our financial position, allowing us to return significant capital to unitholders, while investing in our asset base to support our customers.

"We also continue to take steps to accomplish our vision of becoming the future of midstream by leading in innovation and creating sustainable value, which is most evident in our growing carbon capture, transportation, and sequestration (CCS) business. I’m excited to share a recent achievement by our Carbon Solutions Group: EnLink has entered into a letter of intent with Occidental to provide CO2 transportation for industrial-scale emitters in Louisiana. Along with our previous announcement with Talos Energy, these relationships support the growth of a substantial CCS business and further enable us to build upon EnLink’s large-scale, cash-flow-generating platform. We are committed to driving value in 2022 and beyond, and our increased financial guidance and development of our CCS business are the latest wins on this effort.”

Adjusted EBITDA, free cash flow after distributions, and segment cash flow used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information" below.

First Quarter 2022 Financial Results and Highlights

$MM, unless noted	First Quarter 2022		Fourth Quarter 2021		First Quarter 2021
Net Income (1)	66		89		13
Adjusted EBITDA, net to EnLink	304		286		249
Net Cash Provided by Operating Activities	308		258		226
Total Capital Expenditures & Plant Relocation Costs, net to EnLink	66		85		28
Free Cash Flow After Distributions	105		67		94
Debt to Adjusted EBITDA, net to EnLink* at March 31, 2022	3.8	x	3.9	x	4.2	x
Common Units Outstanding**	483,011,794		484,003,750		490,055,937

(1) Net income is before non-controlling interest.

*Calculated according to credit facility leverage covenant, which excludes cash on the balance sheet.

**Outstanding common units as of April 28, 2022, February 9, 2022, and April 29, 2021, respectively.

2022 Financial Guidance Update

$MM, unless noted	Previous 2022 Guidance	Updated 2022 Guidance
Net Income (1)	230 - 310	315 - 375
Adjusted EBITDA, net to EnLink	1,110 - 1,190	1,190 - 1,250
Capital Expenditures, net to EnLink, & Plant Relocation Costs	285 - 325	325 - 365
Growth Capital Expenditures, net to EnLink, & Plant Relocation Costs	230 - 260	280 - 310
Maintenance Capital Expenditures, net to EnLink	55 - 65	45 - 55
Free Cash Flow After Distributions	285 - 345	320 - 370
Annualized 1Q22 Declared Distribution per Common Unit	$0.45/unit	$0.45/unit

(1) Net income is before non-controlling interest.

First Quarter 2022 Segment Updates

Permian Basin:

•	Segment profit of $73.0 million for the first quarter of 2022 was 1% lower than the fourth quarter of 2021 and 71% higher than the first quarter of 2021. Segment profit included $8.9 million of operating expenses related to Project Phantom in the first quarter of 2022. Segment profit also included unrealized derivative gains/(losses) of $(5.9) million, $(4.7) million, and $(5.3) million for the first quarter of 2022, fourth quarter of 2021, and first quarter 2021, respectively. Excluding Phantom operating expenses and unrealized derivative activity, segment profit in the first quarter of 2022 grew approximately 12% sequentially and 62% over the prior year quarter.
•	Segment cash flow totaled $38.8 million for the first quarter of 2022, marking the seventh consecutive quarter of positive segment cash flow.
•	Average natural gas gathering volumes for the first quarter of 2022 were approximately 12% higher compared to the fourth quarter of 2021 and approximately 46% higher compared to the first quarter of 2021. Average natural gas processing volumes for the first quarter of 2022 increased approximately 10% compared to the prior quarter and 43% compared to the first quarter of 2021. EnLink continues to benefit from strong producer drilling activity and the start of operations of the War Horse and Tiger plants in the fourth quarter of 2021.
•	Average crude gathering volumes were relatively flat for the first quarter of 2022 compared to the fourth quarter of 2021 and were 39% higher compared to the first quarter of 2021. Timing of producer completion activity drove the flat sequential volume result, while the year-over-year increase was driven by increased drilling activity.
•	EnLink continues to meet growing customer needs through a capital-light approach. Project Phantom remains on schedule to come on line in the fourth quarter of 2022. Unlike a new-build project, the project carries no material sourcing or inflation risk.
•	Segment profit for 2022 is expected to range from $320 million to $360 million, which implies nearly 48% growth over full-year 2021,excluding plant relocation operating expenses. Growth is expected to be driven primarily by strong producer activity in the Midland Basin. Excluding approximately $40 million of Project Phantom expenses, the Permian is expected to exit 2022 as the largest segment.

Louisiana:

•	Segment profit of $90.5 million for the first quarter of 2022 was 19% lower than the fourth quarter of 2021 and approximately 10% higher than the first quarter of 2021. Segment profit included unrealized derivative gains/(losses) of $(5.6) million, $19.3 million, and $(0.4) million for the first quarter of 2022, fourth quarter of 2021, and first quarter 2021, respectively. Excluding unrealized derivative activity, segment profit in the first quarter of 2022 grew approximately 4% sequentially and 16% over the prior year period.
•	Segment cash flow for the first quarter of 2022 was $84.8 million, and Louisiana is expected to continue generating strong segment cash flow for the remainder of 2022.
•	Average natural gas transportation volumes for the first quarter of 2022 were approximately 7% higher compared to the fourth quarter of 2021 and approximately 16% higher compared to the first quarter of 2021.
•	NGL fractionation volumes for the first quarter of 2022 were approximately 1% higher compared to the fourth quarter of 2021 and approximately 13% higher compared to the first quarter of 2021.
•	Average crude volumes handled in EnLink's Ohio River Valley operations for the first quarter of 2022 were higher by approximately 6% compared to the first quarter of 2021 due to higher levels of activity in the region.
•	Segment profit for 2022 is expected to range from $370 million to $380 million, which implies approximately 15% growth over full-year 2021, with the second and third quarter being seasonally weaker.

Oklahoma:

•	Segment profit of $85.8 million for the first quarter of 2022 was 14% lower than the fourth quarter of 2021 and approximately 55% higher than the first quarter of 2021. Segment profit included $2.4 million of operating expenses related to plant relocation expenses in the first quarter of 2022. Segment profit also included unrealized derivative gains/(losses) of $(7.1) million, $9.4 million, and $(1.8) million for the first quarter of 2022, fourth quarter of 2021, and first quarter 2021, respectively. The first quarter of 2021 was adversely impacted by approximately $15 million due to Winter Storm Uri. Excluding plant relocation expenses, unrealized derivative activity and Winter Storm Uri impact, segment profit in the first quarter grew approximately 4% sequentially and 29% over the prior year period.
•	Segment cash flow for the first quarter of 2022 was $70.4 million.
•	Average natural gas gathering volumes for the first quarter of 2022 were approximately 2% lower compared to the fourth quarter of 2021, but 7% higher when compared to first quarter of 2021.
•	Average natural gas processing volumes for the first quarter of 2022 decreased by approximately 1% when compared to the fourth quarter of 2021, but were 8% higher when compared to first quarter of 2021.
•	Average crude gathering volumes during the first quarter of 2022 were approximately 23% higher compared to the fourth quarter of 2021.
•	The Devon Energy Corp. and Dow Inc. joint venture's development plan continues to progress as expected, operating three rigs during the first quarter of 2022.
•	Producer activity continues to support robust cash flow generation in full-year 2022. Based on producer plans, EnLink anticipates Oklahoma has reached a point of inflection with volume growth resuming in 2023.
•	Segment profit for 2022 is expected to range from $350 million to $370 million, which implies modest growth over full-year 2021 after adjusting for Winter Storm Uri impact.

North Texas:

•	Segment profit of $63.0 million for the first quarter of 2022 was 12% higher than the fourth quarter of 2021 and approximately 18% lower than the first quarter of 2021. Segment profit included unrealized derivative gains/(losses) of $3.5 million, $(3.5) million, and $(0.4) million for the first quarter of 2022, fourth quarter of 2021, and first quarter 2021, respectively. First quarter of 2021 was positively impacted by $15.0 million due to Winter Storm Uri. Excluding unrealized derivative activity and Winter Storm Uri impact, segment profit in the first quarter decreased approximately 4% over the prior year period.

•	Segment cash flow for the first quarter of 2022 was $59.9 million.
•	Average natural gas gathering and transportation volumes for the first quarter of 2022 were approximately 2% lower compared to the fourth quarter of 2021 and 1% higher than the first quarter of 2021.
•	Average natural gas processing volumes for the first quarter of 2022 were 5% lower when compared to the fourth quarter of 2021 and 2% lower compared to the first quarter of 2021.
•	Segment profit for 2022 is expected to range from $240 million to $250 million, which implies modest growth over full-year 2021 after adjusting for Winter Storm Uri impact. EnLink expects to benefit from new drilling activity in the basin by BKV Corp. and other customers.

Executed LOI with Oxy to Provide CO2 Transportation

EnLink and Oxy Low Carbon Ventures, a subsidiary of Occidental, executed a letter of intent to enter into a Transportation Service Agreement under which EnLink would provide CO2 transportation services for OLCV along the Mississippi River corridor from Waggaman to Baton Rouge, Louisiana.

EnLink would utilize existing and newbuild pipelines and related infrastructure to transport CO2 from industrial emitters to OLCV's planned sequestration facility in Livingston Parish, Louisiana where OLCV has secured a pore space lease of over 30,000 acres.

First Quarter 2022 Earnings Call Details

EnLink will hold a conference call to discuss first quarter 2022 results on May 4, 2022, at 8 a.m. Central time (9 a.m. Eastern time). The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to https://dpregister.com/sreg/10164645/f20209967a where they will receive dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors' page of EnLink's website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, NGL capabilities, and carbon capture, transportation, and sequestration. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, free cash flow after distributions (FCFAD), and segment cash flow.

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity swaps; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (accrued cash distributions on Series B Preferred Units and Series C Preferred Units paid or expected to be paid); (costs associated with the relocation of processing facilities); non-cash interest (income)/expense; (payments to terminate interest rate swaps); (current income taxes); and proceeds from the sale of equipment and land.

We define segment cash flow as segment profit less growth and maintenance capital expenditures, which are gross to EnLink prior to giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA and free cash flow after distributions are both used as metrics in our short-term incentive program for compensating employees.

Adjusted EBITDA, free cash flow after distributions, and segment cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as revenues, less cost of sales (exclusive of operating expenses and depreciation and amortization), less operating expenses. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 15 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2021, and, when available, “Item 1. Financial Statements - Note 12—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, for further information about segment profit (loss).

The Ascension JV is a joint venture between a subsidiary of EnLink and a subsidiary of Marathon Petroleum Corporation in which EnLink owns a 50% interest and Marathon Petroleum Corporation owns a 50% interest. The Ascension JV, which began operations in April 2017, owns an NGL pipeline that connects EnLink’s Riverside fractionator to Marathon Petroleum Corporation’s Garyville refinery.

The Delaware Basin JV is a joint venture between EnLink and an affiliate of NGP Natural Resources XI, L.P. ("NGP") in which EnLink owns a 50.1% interest and NGP owns a 49.9% interest. The Delaware Basin JV, which was formed in August 2016, owns the Lobo processing facilities and the Tiger processing plant located in the Delaware Basin in Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” “expect,” "continue," and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, expected financial and operations results associated with certain projects, acquisitions, or growth capital expenditures, future operational results of our customers, results in certain basins, future results or growth of our CCS business; future cost savings or operational, environmental and climate change initiatives, profitability, financial or leverage metrics, the impact of weather-related events such as Winter Storm Uri on us and our financial results and operations, the impact of any customer billing disputes and litigation arising out of Winter Storm Uri, future expectations regarding sustainability initiatives, our future capital structure and credit ratings, the impact of the COVID-19 pandemic or variants thereof on us and our financial results and operations, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) the impact of the ongoing coronavirus (COVID-19) pandemic, including the impact of the emergence of any new variants of the virus on our business, financial condition, and results of operations, (b) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to compete with us or favor GIP’s own interests to the detriment of our other unitholders, (c) adverse developments in the midstream business that may reduce our ability to make distributions, (d) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (e) decreases in the volumes that we gather, process, fractionate, or transport, (i) our ability or our customers’ ability to receive or renew required government or third party permits and other approvals, (j) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (k) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (l) changes in the availability and cost of capital, including as a result of a change in our credit rating, (m) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (n) our debt levels could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (o) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (p) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (q) our dependence on significant customers for a substantial portion of the natural gas and crude that we gather, process, and transport, (r) construction risks in our major development projects, (s) challenges we may face in connection with our strategy to enter into new lines of business related to the energy transition, (t) impairments to goodwill, long-lived assets and equity method investments, and (u) the effects of existing and future laws and governmental regulations, and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

EnLink Midstream, LLC
Selected Financial Data
(All amounts in millions except per unit amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Total revenues	$2,227.7	$1,248.4

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization (1)	1,794.5	934.7
Operating expenses	120.9	56.3
Depreciation and amortization	152.9	151.0
Loss on disposition of assets	5.1	—
General and administrative	29.0	26.0
Total operating costs and expenses	2,102.4	1,168.0
Operating income	125.3	80.4
Other income (expense):
Interest expense, net of interest income	(55.1)	(60.0)
Loss from unconsolidated affiliate investments	(1.1)	(6.3)
Other income (expense)	0.1	(0.1)
Total other expense	(56.1)	(66.4)
Income before non-controlling interest and income taxes	69.2	14.0
Income tax expense	(3.2)	(1.4)
Net income	66.0	12.6
Net income attributable to non-controlling interest	30.8	25.3
Net income (loss) attributable to ENLC	$35.2	$(12.7)
Net income (loss) attributable to ENLC per unit:
Basic common unit	$0.07	$(0.03)
Diluted common unit	$0.07	$(0.03)

Weighted average common units outstanding (basic)	484.0	490.0
Weighted average common units outstanding (diluted)	490.6	490.0

(1)	Includes related party cost of sales of $10.6 million and $3.2 million for the three months ended March 31, 2022 and 2021, respectively.

EnLink Midstream, LLC
Reconciliation of Net Income to Adjusted EBITDA
(All amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$66.0	$12.6
Interest expense, net of interest income	55.1	60.0
Depreciation and amortization	152.9	151.0
Loss from unconsolidated affiliate investments	1.1	6.3
Distributions from unconsolidated affiliate investments	0.2	3.6
Loss on disposition of assets	5.1	—
Unit-based compensation	6.6	6.5
Income tax expense	3.2	1.4
Unrealized loss on commodity swaps	15.1	7.9
Costs associated with the relocation of processing facilities (1)	11.3	7.6
Other (2)	0.3	(0.4)
Adjusted EBITDA before non-controlling interest	316.9	256.5
Non-controlling interest share of adjusted EBITDA from joint ventures (3)	(12.6)	(7.1)
Adjusted EBITDA, net to ENLC	$304.3	$249.4

(1)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant and Battle Ridge processing plant in the Oklahoma segment to the Permian segment. The relocation of equipment and facilities from the Battle Ridge processing plant was completed in the third quarter of 2021 and we expect to complete the relocation of equipment and facilities from the Thunderbird processing plant in the fourth quarter of 2022.
(2)	Includes accretion expense associated with asset retirement obligations and non-cash rent, which relates to lease incentives pro-rated over the lease term.
(3)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P.'s ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

EnLink Midstream, LLC
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA
and Free Cash Flow After Distributions
(All amounts in millions except ratios and per unit amounts)
(Unaudited)

Three Months Ended March 31,
2022	2021
Net cash provided by operating activities	$307.7	$225.8
Interest expense (1)	53.7	55.9
Utility credits (redeemed) earned (2)	(5.6)	40.4
Accruals for settled commodity swap transactions	(2.2)	0.1
Distributions from unconsolidated affiliate investment in excess of earnings	0.2	3.6
Costs associated with the relocation of processing facilities (3)	11.3	7.6
Other (4)	1.7	1.2
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	172.7	17.5
Accounts payable, accrued product purchases, and other accrued liabilities	(222.6)	(95.6)
Adjusted EBITDA before non-controlling interest	316.9	256.5
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(12.6)	(7.1)
Adjusted EBITDA, net to ENLC	304.3	249.4
Growth capital expenditures, net to ENLC (6)	(40.5)	(15.9)
Maintenance capital expenditures, net to ENLC (6)	(13.9)	(4.7)
Interest expense, net of interest income	(55.1)	(60.0)
Distributions declared on common units	(55.5)	(46.7)
ENLK preferred unit accrued cash distributions (7)	(23.5)	(23.0)
Costs associated with the relocation of processing facilities (3)	(11.3)	(7.6)
Other (8)	0.4	2.7
Free cash flow after distributions	$104.9	$94.2

Actual declared distribution to common unitholders	$55.5	$46.7
Distribution coverage	3.83	x	3.51	x
Distributions declared per ENLC unit	$0.1125	$0.09375

(1)	Net of amortization of debt issuance costs, net discount of senior unsecured notes, and designated cash flow hedge, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.
(2)	Under our utility agreements, we are entitled to a base load of electricity and pay or receive credits, based on market pricing, when we exceed or do not use the base load amounts. Due to Winter Storm Uri, we received credits from our utility providers based on market rates for our unused electricity. These utility credits are recorded as “Other current assets” or “Other assets, net” on our consolidated balance sheets depending on the timing of their expected usage, and amortized as we incur utility expenses.
(3)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant and Battle Ridge processing plant in the Oklahoma segment to the Permian segment. The relocation of equipment and facilities from the Battle Ridge processing plant was completed in the third quarter of 2021 and we expect to complete the relocation of equipment and facilities from the Thunderbird processing plant in the fourth quarter of 2022.
(4)	Includes current income tax expense and non-cash rent, which relates to lease incentives pro-rated over the lease term.
(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.
(6)	Excludes capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.
(8)	Includes current income tax expense, non-cash interest (income)/expense, and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business.

EnLink Midstream, LLC
Reconciliation of Segment Profit to Segment Cash Flow
(All amounts in millions)
(Unaudited)

	Permian	Louisiana	Oklahoma	North Texas
Three Months Ended March 31, 2022
Segment profit	$73.0	$90.5	$85.8	$63.0
Capital expenditures	(34.2)	(5.7)	(15.4)	(3.1)
Segment cash flow	$38.8	$84.8	$70.4	$59.9

Three Months Ended March 31, 2021
Segment profit	$42.8	$82.2	$55.5	$76.9
Capital expenditures	(13.3)	(2.8)	(1.9)	(2.4)
Segment cash flow	$29.5	$79.4	$53.6	$74.5

EnLink Midstream, LLC
Operating Data
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	1,347,100	925,600
Processing (MMBtu/d)	1,256,300	876,100
Crude Oil Handling (Bbls/d)	150,700	108,200
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,497,700	2,151,300
Crude Oil Handling (Bbls/d)	15,900	15,000
NGL Fractionation (Gals/d)	8,033,900	7,106,200
Brine Disposal (Bbls/d)	3,000	1,400
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,000,700	937,300
Processing (MMBtu/d)	1,029,500	955,400
Crude Oil Handling (Bbls/d)	23,800	17,500
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,364,000	1,356,900
Processing (MMBtu/d)	614,300	624,600

EnLink Midstream, LLC

Updated 2022 Guidance Reconciliation of Net Income to Adjusted EBITDA, Distributable Cash Flow and Free
Cash Flow After Distributions

(All amounts in millions)

(Unaudited)

2022 Updated Outlook (1) as of May 3, 2022
Midpoint
Net income of EnLink (2)	$345
Interest expense, net of interest income	217
Depreciation and amortization	604
Income from unconsolidated affiliate investments	(2)
Distributions from unconsolidated affiliate investments	1
Unit-based compensation	21
Income taxes	54
Plant relocation costs (3)	45
Other (4)	(7)
Adjusted EBITDA before non-controlling interest	1,278
Non-controlling interest share of adjusted EBITDA (5)	(58)
Adjusted EBITDA, net to EnLink Midstream, LLC	1,220
Interest expense, net of interest income	(217)
Maintenance capital expenditures, net to ENLK (6)	(50)
Preferred unit accrued cash distributions (7)	(91)
Other (8)	(2)
Distributable cash flow	860
Common distributions declared	(220)
Growth capital expenditures, net to EnLink and plant relocation costs (3)(6)	(295)
Free cash flow after distributions	$345

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2022. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, the financial effects of future acquisitions, and proceeds from the sale of equipment. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.
(2)	Net income includes estimated net income attributable to NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV and Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV.
(3)	Includes operating expenses that are not part of our ongoing operations incurred related to the relocation of equipment and facilities from the Thunderbird processing plant in the Oklahoma segment to the Permian segment.
(4)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.
(5)	Non-controlling interest share of adjusted EBITDA includes estimates for NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon's 50% share of adjusted EBITDA from the Ascension JV.
(6)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(7)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.
(8)	Includes non-cash interest (income)/expense and current income tax (income)/expense.

EnLink does not provide a reconciliation of forward-looking net cash provided by operating activities to adjusted EBITDA because the Company is unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable, and other current assets and liabilities. These items are uncertain and depend on various factors outside the Company’s control.

EnLink Midstream, LLC

Previously Issued 2022 Guidance Reconciliation of Net Income to Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow After Distributions

(All amounts in millions)

(Unaudited)

2022 Outlook (1) as of February 15, 2022
Midpoint
Net income of EnLink (2)	$270
Interest expense, net of interest income	216
Depreciation and amortization	604
Income from unconsolidated affiliate investments	(2)
Distributions from unconsolidated affiliate investments	1
Unit-based compensation	21
Income taxes	54
Plant relocation costs (3)	45
Other (4)	(2)
Adjusted EBITDA before non-controlling interest	1,207
Non-controlling interest share of adjusted EBITDA (5)	(57)
Adjusted EBITDA, net to EnLink Midstream, LLC	1,150
Interest expense, net of interest income	(217)
Maintenance capital expenditures, net to ENLK (6)	(60)
Preferred unit accrued cash distributions (7)	(95)
Distributable cash flow	778
Common distributions declared	(218)
Growth capital expenditures, net to EnLink and plant relocation costs (3)(6)	(245)
Free cash flow after distributions	$315

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2022. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, the financial effects of future acquisitions, and proceeds from the sale of equipment. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.
(2)	Net income includes estimated net income attributable to NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV and Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV.
(3)	Includes operating expenses that are not part of our ongoing operations incurred related to the relocation of equipment and facilities from the Thunderbird processing plant in the Oklahoma segment to the Permian segment.
(4)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.
(5)	Non-controlling interest share of adjusted EBITDA includes estimates for NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon's 50% share of adjusted EBITDA from the Ascension JV.
(6)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(7)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.
(8)	Includes non-cash interest (income)/expense and current income tax (income)/expense.

EnLink does not provide a reconciliation of forward-looking net cash provided by operating activities to adjusted EBITDA because the Company is unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable, and other current assets and liabilities. These items are uncertain and depend on various factors outside the Company’s control.